Exhibit 7
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                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin ...............................................       $  2,850,111
  Interest-bearing balances ................................          6,917,898
Securities:
  Held-to-maturity securities ..............................          1,201,319
  Available-for-sale securities ............................         13,227,788
Federal funds sold in domestic offices .....................          1,748,562
Securities purchased under agreements to
  resell ...................................................            808,241
Loans and lease financing receivables:
  Loans and leases held for sale ...........................            974,505
  Loans and leases, net of unearned
    income .................................................         36,544,957
  LESS: Allowance for loan and
    lease losses ...........................................            578,710
  Loans and leases, net of unearned
    income and allowance ...................................         35,966,247
Trading Assets .............................................          6,292,280
Premises and fixed assets (including
  capitalized leases) ......................................            860,071
Other real estate owned ....................................                660
Investments in unconsolidated subsidiaries
  and associated companies .................................            272,214
Customers' liability to this bank on
  acceptances outstanding ..................................            467,259
Intangible assets
  Goodwill .................................................          1,804,922
  Other intangible assets ..................................             70,679
Other assets ...............................................          4,639,158
                                                                   ------------
Total assets ...............................................       $ 78,101,914
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LIABILITIES
Deposits:
  In domestic offices ......................................       $ 29,456,619
  Noninterest-bearing ......................................         11,393,028
  Interest-bearing .........................................         18,063,591
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs .................................         26,667,608
  Noninterest-bearing ......................................            297,347
  Interest-bearing .........................................         26,370,261
Federal funds purchased in domestic
  offices ..................................................          1,422,522
Securities sold under agreements to
  repurchase ...............................................            466,965
Trading liabilities ........................................          2,946,403
Other borrowed money:
  (includes mortgage indebtedness and
  obligations under capitalized leases) ....................          1,844,526
Bank's liability on acceptances executed and
  outstanding ..............................................            469,319
Subordinated notes and debentures ..........................          1,840,000
Other liabilities ..........................................          5,998,479
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Total liabilities ..........................................       $ 71,112,441
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Minority interest in consolidated
  subsidiaries .............................................            500,154

EQUITY CAPITAL
Perpetual preferred stock and related
  surplus ..................................................                  0
Common stock ...............................................          1,135,284
Surplus ....................................................          1,055,509
Retained earnings ..........................................          4,244,963
Accumulated other comprehensive income .....................            (53,563)
Other equity capital components ............................                  0
Total equity capital .......................................          6,489,319
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Total liabilities minority interest and equity
  capital ..................................................       $ 78,101,914
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     I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                                         Thomas J. Mastro,
                                     Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement or resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell               Directors
Alan R. Griffith

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